SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): April 17, 2012

Commission File No. 0-26669

Can-Cal Resources Ltd.

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(Name of Small Business Issuer in its charter)

Nevada	88-0336988
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(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8205 Aqua Spray Avenue, Las Vegas, NV  89128

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(Address of principal executive offices)

(702) 243-1849

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(Issuer's telephone number)

N/A

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 17, 2012 pursuant to private placement exemptions under Section 4(2) and Regulation S of the Securities Act of 1933, Can-Cal Resources Ltd. (the “Company”), completed the sale of 3,108,314 units of securities (each, a “Unit”) of the Company, at a price of US$0.06 per Unit.  Each Unit consists of one share of common stock (“Common Share”) and one Common Share purchase warrant (“Warrant”).   Unit holders may exercise each Warrant into one additional Common Share, at an exercise price of US$0.08 per share, at any time until April 4, 2014.  The Company received total aggregate gross proceeds of US$186,499.00 in the sale.  Finders acting in connection with the private placement are entitled to receive aggregate fees of $2,790 and 46,500 Common Shares.

The Company plans to use the proceeds of the sale for: i) Exploration and development, and project work-out commissioning of Can-Cal’s current properties; ii) to update and complete all corporate governance, audit and management financial statements, and Canadian and U.S. securities commission's regulatory requirements; and iii) strategic working capital requirements.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 17, 2012, Can-Cal appointed Ron Schinnour to the Board of Directors.  Mr. Schinnour, of Calgary, Alberta, Canada has held numerous executive, leadership and management roles in the agricultural industry, both domestically and globally, including, among others, positions with Monsanto, United Agri Products and Agrium (Cominco).  He recently moved back to Calgary and joined the UFA, holding the position of Executive VP of Agri Business.  Mr. Schinnour’s practical experience includes Strategic Planning, Financial Management, International Business and M&A Leadership.  Mr. Schinnour holds an MBA from Washington University with special recognition for Excellence in Team Process, Strategic Planning and Finance.  He also holds a CMA Designation from the University of Calgary/Society of Management Accountants.  Mr. Schinnour currently serves on the Board of Directors of FoodChek Systems Inc. (Calgary) and Universal Co-op Ltd. (Minneapolis).  He previously served as the Chairman and Director for RAPID & AEC, and on the Board of Directors for the Latin America Agricultural Development Bank, AgroBio & the Agricultural Future of America. He has been President, Treasurer and Director of numerous corporate entities at Monsanto and UAP.

The Board does not expect to name Mr. Schinnour to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

Section 8– Other Events

Item 8.01 Other Events

On April18, 2012, the Company issued a press release regarding the regarding the sale of unregistered securities and the appointment of Ron Schinnour, attached as Exhibit 99.11.

Section 9 – Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

 (d)           Exhibits:

EXHIBIT NUMBER	DESCRIPTION	LOCATION
99.11	Press release issued April 18, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 18, 2012

Can-Cal Resources Ltd.

By: /s/ Michael Hogan

Michael Hogan

Chief Executive Officer